Exhibit 99

CONTACT:
Investors:	REGIS CORPORATION:
Paul D. Finkelstein – President, CEO Randy L. Pearce – Executive Vice President, CFO Kyle P. Didier – Vice President, Finance (952) 947-7000

Media:	BERNS COMMUNICATIONS GROUP:
Melissa Jaffin/Michael McMullan (212) 994-4660

REGIS CORPORATION REPORTS RECORD THIRD QUARTER RESULTS
-Earnings per Diluted Share Increased to $0.46-
-Raises Fiscal Year 2003 EPS Guidance and Provides Fiscal Year 2004 Guidance-

     MINNEAPOLIS, April 22, 2003 — Regis Corporation (NYSE:RGS) the global leader in the $135 billion hair care industry, today reported record financial results for its fiscal third quarter ended March 31, 2003.

     Consolidated revenues for the third quarter increased 16.8 percent to a record $422.3 million, compared to $361.6 million during the third quarter last year. Consolidated same-store sales decreased 0.7 percent, compared to a 4.1 percent increase during the same period last year. System-wide sales, inclusive of non-consolidated sales generated from franchisees, increased 28.3 percent to $698 million versus $544 million a year ago. As of March 31, 2003, Regis Corporation owned, operated or franchised 9,353 salons compared to 7,402 salons as of March 31, 2002, a system-wide increase of 1,951 salons.

     The company reported record third quarter earnings of $20.9 million, or $0.46 per diluted share, compared with $19.3 million, or $0.44 per diluted share, for the same period a year ago. Prior year third quarter earnings included a nonrecurring tax benefit of $1.8 million, or $0.04 per diluted share.

     “We are pleased with our financial performance for our fiscal third quarter. We were able to achieve the high end of our third quarter earnings guidance despite lower than expected same-store sales. A continued focus on payroll control in our salons contributed to a 50 basis point expansion in salon contribution versus the same period a year ago,” commented Paul D. Finkelstein, President and Chief Executive Officer. “Revenue growth continues to be fueled by our new salon construction and acquisition strategies. We anticipate that these strategies should allow us to finish the fiscal year with more than 9,700 system-wide salons.”

     Mr. Finkelstein further commented, “On March 27, 2003 Regis Corporation reached an important milestone and began trading on the New York Stock Exchange under the symbol ‘RGS.’ As the market leader in the salon industry, we believe partnering with the NYSE will bring considerable value to our shareholders.”

Fourth Quarter 2003 Outlook

The following points pertain to the fiscal fourth quarter ending June 30, 2003:

•	Earnings per diluted share are expected to increase to a range of $0.48 to $0.51, compared to $0.45 for the same period a year ago.

•	Consolidated revenue is forecasted to grow at least 13 percent to a range of $435 to $440 million, compared to $384 million for the year ago period. Consolidated same-store sales are projected to increase 0.5 to 1.5 percent.

•	Operating income is expected to increase to a range of $40 to $42 million, compared to $38 million for the same period a year ago.

•	Effective tax rate is expected to be 37.5 to 38.0 percent.

•	100 to 150 new corporate and franchised salons, excluding acquisitions, are expected to open during the quarter.

•	Acquisition of 300-store chain (approximately 100 corporate and 200 franchise salons) is expected to close prior to June 30, 2003.

Fiscal Year 2003 Outlook

The following points pertain to the fiscal year ending June 30, 2003:

•	Earnings per diluted share are expected to increase to a range of $1.90 to $1.93, compared to $1.63 per diluted share for fiscal year 2002. Prior year earnings included a nonrecurring tax benefit of $1.8 million, or $0.04 per diluted share. Previously, we had forecasted earnings per diluted share to be in a range of $1.89 to $1.91.

•	Consolidated revenue is forecasted to grow to $1.67 to $1.68 billion, an increase of at least 15 percent.

•	Operating income is expected to increase to $158 to $160 million, representing approximately 9.5 percent of consolidated revenue.

•	Total capital expenditures, including acquisitions, are forecasted to be $155 to $160 million.

•	Debt to capitalization is expected to improve to a range of 36 to 38 percent.

•	Total salon count is expected to increase to over 9,700, a net increase of over 1,000 salons.

Fiscal Year 2004 Outlook

     “It is always our goal to provide investors with comprehensive financial information so they can benchmark our progress. Therefore, we have provided our initial projections for fiscal year 2004,” commented Randy L. Pearce, Executive Vice President and Chief Financial Officer. “It is important to note that our forecasts exclude the anticipated benefits from future acquisitions. While acquisitions play a key part in our growth, the size and timing of future acquisitions makes it difficult to forecast with a high degree of precision the exact benefits we may realize in fiscal year 2004. However, we do anticipate spending $60 to $75 million to acquire approximately 400 salons. Assuming these salons are acquired evenly throughout the fiscal year, the acquired salons could add as much as $50 million in revenue and $0.05 to $0.08 to diluted earnings per share.”

     Mr. Pearce further commented, “It is also important to note that when we do start to see a pick up in the economy, an incremental increase in annual same-store sales of one percent could add as much as $0.10 per diluted share.”

Fiscal Year 2004 Outlook (Continued)

The following points pertain to the fiscal year ending June 30, 2004:

•	Exclusive of future accretive acquisitions, earnings are expected to increase 6 to 9 percent to a range of $2.04 to $2.07 per diluted share. Including accretion from future acquisitions, double-digit earnings growth is expected for the fiscal year.

•	Exclusive of future acquisitions, consolidated revenue is forecasted to grow to $1.79 to $1.81 billion, an increase of 6 to 8 percent. Consolidated same-store sales are projected to increase 1.0 to 1.5 percent. New salon revenue growth is expected to increase 5 to 6 percent.

•	Service margins are expected to improve in all divisions. Fiscal 2004 service margins are projected to be in the range of 43.8 to 44.0 percent of service revenue.

•	Product margins are expected to be in the mid-to-high 48 percent range of product revenue.

•	Rent expense is expected to increase to the low 15 percent range of company-owned revenue.

•	As a percent of company-owned revenue, direct salon expense and salon level depreciation are expected to remain flat with our expected fiscal 2003 levels of 9.1 and 3.4 percent, respectively.

•	Franchise direct costs are forecasted to improve over 300 basis points to approximately 52 percent of total franchise revenue.

•	Corporate and franchise support costs are expected to be 10 to 30 basis points lower than our anticipated fiscal 2003 rate of 9.7 percent of consolidated revenue.

•	Corporate depreciation and amortization are forecasted to be consistent with our expected fiscal year 2003 rate of 0.7 percent of total consolidated revenue.

•	Operating income is expected to be 9.2 percent of consolidated revenue.

•	Interest expense is projected to be $20 — $21 million, representing 1.1 percent of consolidated revenue, down from our anticipated 1.2 percent for fiscal 2003.

•	Our tax rate is expected to be in the 37 to 38 percent range for fiscal 2004.

•	We plan to build 525 to 575 new corporate salons and we anticipate franchisees to build another 300 to 330 franchised salons, excluding salon closures.

•	Our capital expenditures, excluding acquisitions, are projected to be $85 to $90 million, which includes $25 to $31 million for salon maintenance.

•	Total debt is expected to be in the range of $320 — 340 million, including acquisition expenditures, with debt to capitalization expected to improve to a range of 34 to 36 percent.

     Regis Corporation will broadcast its conference call live over the internet on Tuesday, April 22, 2003 at 11:00AM Eastern Daylight Time. Interested parties are invited to listen by logging on to http://www.regiscorp.com/ .

Regis Corporation, a Fortune 1000 company, is the largest owner, operator, franchisor and acquirer of hair and retail product salons in the world. As of March 31, 2003, the Company operated and franchised 9,353 salons utilizing key brands such as; Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle and Cost Cutters. These salons are located in the United States, Canada, France, Italy, United Kingdom, Spain, Germany, Belgium, Switzerland, Poland, and Puerto Rico.

     Headquartered in Minneapolis, Minnesota, Regis Corporation has over 43,000 employees worldwide. The company’s common stock is traded on the NYSE under the symbol RGS. For more information about the company, visit our website at http://www.regiscorp.com/.

     This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward–looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify and acquire salons that support its growth objectives; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in Exhibit 99 to the Company’s Form 10-K and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on January 31, 2003.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE:RGS)
Consolidated Balance Sheet
as of March 31, 2003 and June 30, 2002
(Dollars in thousands, except par value)

	(Unaudited)
	March 31, 2003	June 30, 2002

ASSETS
Current assets:
Cash	$62,104	$87,103
Receivables, net	34,554	26,901
Inventories	156,251	120,259
Deferred income taxes	17,005	9,843
Other current assets	10,018	12,580

Total current assets	279,932	256,686
Property and equipment, net	347,390	318,482
Goodwill	381,553	304,529
Other intangibles, net	56,368	54,907
Other assets	33,438	22,586

Total assets	$1,098,681	$957,190

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$23,506	$7,221
Accounts payable	59,792	54,545
Accrued expenses	140,717	97,523

Total current liabilities	224,015	159,289
Long-term debt	284,725	291,795
Other noncurrent liabilities	71,609	61,441
Shareholders’ equity:
Common stock, $.05 par value; issued and outstanding, 43,111,055 and 43,040,381 common shares at March 31, 2003 and June 30, 2002, respectively	2,156	2,152
Additional paid-in capital	198,453	194,859
Accumulated other comprehensive income	13,727	3,938
Retained earnings	303,996	243,716

Total shareholders’ equity	518,332	444,665

Total liabilities and shareholders’ equity	$1,098,681	$957,190

REGIS CORPORATION (NYSE:RGS)
Consolidated Statement of Operations
(Dollars in thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,

	2003	2002	2003	2002

Revenues:
Company-owned salons:
Service	$281,772	$238,887	$815,536	$707,139
Product	115,176	103,083	343,409	309,252

	396,948	341,970	1,158,945	1,016,391

Franchise revenue:
Royalties and fees	17,176	11,723	51,574	34,948
Product sales	8,191	7,885	25,778	18,441

	25,367	19,608	77,352	53,389

Total revenues	422,315	361,578	1,236,297	1,069,780
Operating expenses:
Company-owned:
Cost of service	159,096	136,028	459,407	402,581
Cost of product	57,627	55,034	170,902	163,721
Direct salon	35,706	30,588	105,496	91,973
Rent	59,318	48,409	170,020	143,849
Depreciation	13,899	12,183	39,655	35,175

	325,646	282,242	945,480	837,299
Franchise direct costs, including product and equipment	14,408	9,844	43,617	25,116
Corporate and franchise support costs	40,795	34,170	120,010	104,066
Depreciation and amortization	2,850	2,456	8,991	7,696

Total operating expenses	383,699	328,712	1,118,098	974,177

Operating income	38,616	32,866	118,199	95,603
Other income (expense):
Interest	(5,180)	(4,488)	(15,704)	(13,970)
Other, net	172	290	847	462

Income before income taxes	33,608	28,668	103,342	82,095
Income taxes	(12,717)	(11,084)	(39,161)	(32,188)
Nonrecurring income tax benefit		1,750		1,750

Income taxes, net	(12,717)	(9,334)	(39,161)	(30,438)

Net income	$20,891	$19,334	$64,181	$51,657

Net income per share
Basic	$.48	$.46	$1.48	$1.23

Diluted	$.46	$.44	$1.42	$1.18

Weighted average common and common equivalent shares outstanding:
Basic	43,335	42,279	43,271	42,017

Diluted	45,204	44,342	45,232	43,758

REGIS CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
for the nine months ended March 31, 2003 and 2002
(Dollars in thousands)

	2003	2002

Cash flows from operating activities:
Net income	$64,181	$51,657
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	46,407	41,362
Amortization	2,698	1,894
Deferred income taxes	(387)	10,063
Other	565	(818)
Changes in operating assets and liabilities*:
Receivables	(4,535)	(1,356)
Inventories	(32,155)	(3,533)
Other current assets	3,380	(5,988)
Other assets	(7,023)	(4,144)
Accounts payable	3,178	5,776
Accrued expenses	30,985	10,935
Other noncurrent liabilities	4,310	112

Net cash provided by operating activities	111,604	105,960

Cash flows from investing activities:
Capital expenditures	(49,561)	(50,507)
Proceeds from sale of assets	839	281
Purchases of salon net assets, net of cash acquired	(55,857)	(19,126)

Net cash used in investing activities	(104,579)	(69,352)

Cash flows from financing activities:
Borrowings on revolving credit facilities	636,030	216,000
Payments on revolving credit facilities	(633,930)	(301,500)
Proceeds from issuance of long-term debt		125,000
Repayment of long-term debt	(8,673)	(4,750)
Other, primarily decrease in negative book cash balances	(3,539)	(2,126)
Dividends paid	(3,900)	(3,778)
Repurchase of common stock	(21,694)
Proceeds from issuance of common stock	3,326	5,874

Net cash (used in) provided by financing activities	(32,380)	34,720

Effect of exchange rate changes on cash	356	(855)

(Decrease) increase in cash	(24,999)	70,473
Cash:
Beginning of period	87,103	24,658

End of period	$62,104	$95,131

*	Changes in operating assets and liabilities do not reflect assets and liabilities assumed through acquisitions.

REGIS CORPORATION (NYSE:RGS)
Divisional Salon Counts and Revenues

	March 31, 2003	June 30, 2002

SYSTEM -WIDE SALONS:
Company-owned Salons	5,405	4,776
Franchise Salons	3,948	3,908

Total Salons	9,353	8,684

SALON LOCATION SUMMARY
DOMESTIC SEGMENT:
REGIS SALONS
Open at beginning of period	1,016	981
Constructed	42	61
Acquired	15	17
Relocations and conversions	(9)	(18)
Closed or sold	(25)	(25)

Net salon openings	23	35

Open at end of period	1,039	1,016

MASTERCUTS
Open at beginning of period	551	523
Constructed	33	42
Acquired		1
Relocations and conversions	(2)	(1)
Closed or sold	(3)	(14)

Net salon openings	28	28

Open at end of period	579	551

TRADE SECRET
Company-owned Salons
Open at beginning of period	490	478
Constructed	29	34
Acquired	9	1
Relocations and conversions	(4)	(12)
Closed or sold	(10)	(11)

Net salon openings	24	12

Open at end of period	514	490

Franchised Salons:
Open at beginning of period	26	25
Constructed		1
Closed or sold	(1)

Net salon openings	(1)	1

Open at end of period	25	26

	March 31, 2003	June 30, 2002

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned Salons:
Open at beginning of period	861	722
Constructed	123	125
Acquired	14	17
Relocations and conversions	(4)	(1)
Closed or sold	(5)	(2)

Net salon openings	128	139

Open at end of period	989	861

Franchised Salons:
Open at beginning of period	210	194
Constructed	27	37
Relocations and conversions(1)	(12)	(17)
Closed or sold	(1)	(4)

Net salon openings	14	16

Open at end of period	224	210

STRIP CENTERS
Company-owned Salons:
Open at beginning of period	1,476	1,383
Constructed	62	69
Acquired	411	76
Relocations and conversions	(13)	(6)
Closed or sold	(51)	(46)

Net salon openings	409	93

Open at end of period	1,885	1,476

Franchised Salons:
Open at beginning of period	1,988	2,011
Constructed	110	150
Acquired (3)	2
Relocations and conversions(1)	(76)	(90)
Closed or sold	(59)	(83)

Net salon openings	(23)	(23)

Open at end of period	1,965	1,988

	March 31, 2003	June 30, 2002

INTERNATIONAL SEGMENT (2):
Company-owned Salons:
Open at beginning of period	382	364
Constructed	10	18
Acquired	17	16
Closed or sold	(10)	(16)

Net salon openings	17	18

Open at end of period	399	382

Franchised Salons:
Open at beginning of period	1,684
Constructed	95	69
Acquired (3)		1,664
Closed or sold	(45)	(49)

Net salon openings	50	1,684

Open at end of period	1,734	1,684

Grand total, system-wide	9,353	8,684

(1)	Represents primarily the conversion of franchise operations to company-owned.
(2)	Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret divisions and not included in the International salon totals.
(3)	Represents primarily the acquisition of franchise networks.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,

	2003	2002	2003	2002

	(Dollars in thousands)
Divisional Revenue:
Regis Salons	$110,095	$104,442	$320,925	$311,183
MasterCuts	42,907	41,798	127,838	124,018
Trade Secret	50,870	46,996	156,186	145,828
SmartStyle	58,544	46,762	165,815	129,522
Strip Center (primarily Supercuts/Cost Cutters)	115,431	95,017	345,065	282,344
International	44,468	26,563	120,468	76,885

	$422,315	$361,578	$1,236,297	$1,069,780

Included in the table above are franchise revenues of $25,367 and $19,608 for the three months ended March 31, 2003 and 2002, respectively, and $77,352 and $53,389 for the nine months ended March 31, 2003 and 2002, respectively.

END